THIS AGREEMENT made as of the 26th day of April, 2011.

BETWEEN:

PENGRAM CORPORATION, of
1200 Dupont Street, Suite 2J
Bellingham, WA 98225

("Pengram")

OF THE FIRST PART

AND:

TERRACE VENTURES INC., of
Suite 202, 810 Peace Portal Drive
Blaine, WA 98230

("Terrace")

OF THE SECOND PART

WHEREAS:

A. Pengram has an option to purchase a 100% interest in certain mineral claims located in the Eureka Mining District of Eureka County, Nevada, known as the Golden Snow Project, which it has acquired under an agreement dated March 31, 2011 with Scoonover Exploration LLC and JR Exploration LLC (the "Underlying Agreement");

B. Pengram has agreed to assign to Terrace up to 75% of Pengram's interest in the Underlying Agreement, on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by Terrace to Pengram (the receipt of which is hereby acknowledged), the parties agree as follows:

DEFINITIONS

1. For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a) "Advance Royalties" means the advance royalty payments to Scoonover Exploration LLC and JR Exploration LLC under the Underlying Agreement;

(b) "Property" means the mineral claims set out in Schedule "A";

(c) "Royalty" means the amount of royalty from time to time payable to Scoonover Exploration LLC and JR Exploration LLC under the Underlying Agreement; and

(d) "Underlying Agreement" means the agreement dated March 31, 2011 between Pengram and Scoonover Exploration LLC and JR Exploration LLC.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PENGRAM

2. (a) Pengram represents and warrants to and covenants with Terrace that:

(i) the Underlying Agreement is in good standing;

(ii) it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(iii) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of Pengram or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which Pengram is a party or by which it is bound or to which it or the Property may be subject;

(iv) the interest in the Underlying Agreement is not the whole or substantially the whole of the undertaking of Pengram; and

(v) no proceedings are pending for, and Pengram is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of Pengram or the placing of Pengram in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

(b) The representations and warranties contained in this section are provided for the exclusive benefit of Terrace, and a breach of any one or more thereof may be waived by Terrace in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the Property.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF TERRACE

3. (a) Terrace represents and warrants to and covenants with Pengram that:

(i) it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(ii) it is lawfully authorized to hold mineral claims and real property under the laws of the jurisdiction in which the Property is situate;

(iii) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of Terrace or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which Terrace is a party or by which it is bound or to which it or the Property may be subject; and

(iv) no proceedings are pending for, and Terrace is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of Terrace or the placing of Terrace in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(b) The representations and warranties contained in this section are provided for the exclusive benefit of Pengram and a breach of any one or more thereof may be waived by Pengram in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

GRANT AND EXERCISE OF OPTION

4. Pengram agrees to assign to Terrace up to 75% undivided interest in the Underlying Agreement on the terms set out below:

(a) The first 25% interest upon Terrace:

(i) paying Pengram $25,000 by way of Promissory Note due 45 days from the date of this Agreement;

(ii) completing exploration expenditures on the Property totalling $250,000 by July 31, 2012.

(b) An additional 25% interest upon Terrace:

(i) paying Pengram $50,000 on or before May 31, 2013;

(ii) completing exploration expenditures on the Property totalling $500,000 by July 31, 2013:

(c) An additional 25% interest upon Terrace:

(i) paying Pengram $100,000 on or before May 31, 2014;

(ii) completing exploration expenditures on the Property totalling $1,000,000 by July 31, 2014:

In addition to the obligations set out above, Terrace shall pay as they come due under the Underlying Agreement, all advance royalty payments, BLM or County Claim Fees and Nevada State Taxes payable under the Underlying Agreement.

In the event that Terrace spends, in any of the above periods, less than the specified sum, it may pay to Pengram the difference between the amount it actually spent and the specified sum before the expiry of that period in full satisfaction of the Exploration Expenditures to be incurred. In the event that Terrace spends, in any period, more than the specified sum, the excess shall be carried forward and applied to the Exploration Expenditures to be incurred in succeeding periods.

(d) If and when the Options have terminated and Terrace has acquired an interest in the Underlying Agreement, Pengram and Terrace shall enter into an industry standard joint venture agreement in respect of further exploration of, and/or commercial production from, the Property.

5. During the currency of this Agreement, Pengram will appoint the directors and officers of Terrace and its servants, agents and independent contractors, as its representatives to have rights in respect of the Property to:

(a) enter thereon;

(b) have exclusive and quiet possession thereof;

(c) do such prospecting, exploration, development and other mining work thereon and thereunder as Terrace in its sole discretion may determine advisable;

(d) bring upon and erect upon the Property such buildings, plant, machinery and equipment as Terrace may deem advisable; and

(e) remove therefrom and dispose of reasonable quantities of ores, minerals and metals

for the purposes of obtaining assays or making other tests.

6. During the currency of this Agreement Terrace shall:

(a) maintain in good standing those mineral claims comprising the Property by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such mineral claims free and clear of all liens and other charges arising from Terrace's activities thereon except those at the time contested in good faith by Terrace;

(b) record all exploration work carried out on the Property by Terrace as assessment work;

(c) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(d) indemnify and save Pengram, Scoonover and JR harmless in respect of any and all costs, claims, liabilities and expenses arising out of Terrace's activities on the Property, but Terrace shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by Terrace are left in a safe condition;

(e) permit Pengram, at its own expense, reasonable access to the results of the work done on the Property during the last completed calendar year;

(f) deliver to Pengram, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of Terrace with respect to the Property.

7. (a) The rights of Terrace to earn further interests in the Underlying Agrement shall terminate:

(i) upon Terrace failing to incur or make any expenditure or payment which must be incurred or made under Paragraph 4; or

(ii) at any other time, by Terrace giving notice of such termination to Pengram.

ROYALTY

8. Terrace acknowledges that the Property is subject to a royalty being equal to 3% of Net Smelter Returns under the Underlying Agreement.

INDEPENDENT LEGAL ADVICE

9. Terrace and Pengram acknowledge that O'Neill Law Group PLLC acts for both companies and that affiliates of O'Neill Law Group own shares of both companies. Terrace consents to O'Neill Law Group acting solely for Pengram with respect to this Agreement and acknowledges that it has been advised to obtain independent legal advice.

GENERAL

10. (a) No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

(b) The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

(c) This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and shall be subject to the approval of all securities regulatory authorities having jurisdiction.

(e) Time shall be of the essence in this Agreement.

(f) Wherever the neuter and singular is used in this Agreement it shall be deemed to include the plural, masculine and feminine, as the case may be.

(g) Any reference in this Agreement to currency shall be deemed to be United States currency.

(h) This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PENGRAM CORPORATION

Richard W. Donaldson, President

TERRACE VENTURES INC.

____

Howard Thomson, President

\4470\31-Golden Snow Property\Option Assignment Agmt_Golden Snow.doc

(g) Any reference in this Agreement to currency shall be deemed to be United States currency.

(h) This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PENGRAM CORPORATION

____
Richard W. Donaldson, President

TERRACE VENTURES INC.

____
Howard Thomson, President

\4470\31-Golden Snow Property\Option Assignment Agmt_Golden Snow.doc

SCHEDULE "A"

List of Claims comprising the Golden Snow Project

The Golden Snow project is comprised of 83 OW Claims owned and controlled by Scoonover Exploration LLC and the EP Claims are owned and controlled by JR Exploration LLC and are located in the Eureka Mining District in Eureka County Nevada. The claims are located in T17N, R53E, Sections 9, 10, 11, 14, 14, 15, 16, 22, and 23.

Claim Name	County	County Number	NMC Number
OW 1	Eureka		922819
OW 2	Eureka		922820
OW 3	Eureka		922821
OW 4	Eureka		922822
OW 5	Eureka		922823
OW 6	Eureka		922824
OW 8	Eureka		922826
OW 9	Eureka		922827
OW 10	Eureka		922828
OW 11	Eureka		922829
OW 12	Eureka		922830
OW 13	Eureka		922831
OW 14	Eureka		922832
OW 15	Eureka		922833
OW 16	Eureka		922834
OW 17	Eureka		922835
OW 18	Eureka		922836
OW 19	Eureka		922837
OW 20	Eureka		922838
OW 21	Eureka		922839
OW 22	Eureka		922840
OW 23	Eureka		922841
OW 24	Eureka		922842
OW 25	Eureka		922843
OW 26	Eureka		922844
OW 27	Eureka		922845
OW 28	Eureka		922846
OW 29	Eureka		922847
OW 30	Eureka		922848
OW 31	Eureka		922849
OW 32	Eureka		922850
OW 33	Eureka		922851
OW 34	Eureka		922852
OW 35	Eureka		922853
OW 36	Eureka		922854
OW 37	Eureka		922855
OW 38	Eureka		922856
OW 39	Eureka		922857
OW 40	Eureka		922858

Claim Name	County	County Number	NMC Number
OW 46	Eureka		922864
OW 48	Eureka		922866
OW 50	Eureka		922868
OW 51	Eureka		922869
OW 52	Eureka		922870
OW 53	Eureka		922871
OW 54	Eureka		922872
OW 56	Eureka		925510
OW 57	Eureka		925511
OW 58	Eureka		925512
OW 59	Eureka		925513
OW 60	Eureka		925514
OW 71	Eureka		925525
OW 72	Eureka		925526
OW 73	Eureka		925527
OW 74	Eureka		925528
OW 75	Eureka		925529
OW 76	Eureka		925530
OW 77	Eureka		925531
OW 78	Eureka		925532
OW 79	Eureka		925533
OW 80	Eureka		925534
OW 81	Eureka		925535
OW 83	Eureka		925537
OW 85	Eureka		925539
OW 87	Eureka		925541
OW 88	Eureka		925542
OW 89	Eureka		925543
OW 90	Eureka		925544
OW 91	Eureka		925545
OW 92	Eureka		925546
OW 93	Eureka		930655
OW 94	Eureka		930656
OW 95	Eureka		930657
OW 96	Eureka		930658
OW 97	Eureka		930659
OW 101	Eureka		928209
OW 103	Eureka		928211
OW 105	Eureka		928213
OW 115	Eureka		928217
OW 117	Eureka		928219
OW 119	Eureka		928221
OW 121	Eureka		928223
OW 123	Eureka		928225
EP-1	Eureka		925547
EP-2	Eureka		925548
EP-3	Eureka		925549

Claim Name	County	County Number	NMC Number
EP-4	Eureka		925550
EP-5	Eureka		925551
EP-6	Eureka		925552
EP-7	Eureka		925553
EP-8	Eureka		925554
EP-9	Eureka		925555
EP-10	Eureka		925556
EP-11	Eureka		925557
EP-12	Eureka		925558
EP-13	Eureka		925559
EP-14	Eureka		925560
EP-15	Eureka		925561
EP-16	Eureka		925562
EP-17	Eureka		925563
EP-18	Eureka		925564
EP-19	Eureka		925565
EP-20	Eureka		925566
EP-21	Eureka		925567
EP-22	Eureka		925568
EP-23	Eureka		925569
EP-24	Eureka		925570
EP-25	Eureka		925571
EP-26	Eureka		925572
EP-27	Eureka		925573
EP-28	Eureka		925574
EP-29	Eureka		925575
EP-30	Eureka		925576
EP-31	Eureka		925577